Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

In connection with the Quarterly Report of On Track Innovations Ltd. (the “Company”) on Form 10-Q for the period ended March 31, 2022 (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, I, Assaf Cohen, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, that to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 23, 2022	By:	/s/ Assaf Cohen
Assaf Cohen
Chief Financial Officer